Exhibit 99.1
NEWS RELEASE
For Immediate Release:
August 2, 2021
Sterling Reports Second Quarter 2021 Results
Exceeds EPS Expectations
Delivers Record Cash Flow from Operating Activities
Increases 2021 Full Year Net Income Guidance
THE WOODLANDS, TX – August 2, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the second quarter 2021.
Consolidated Second Quarter 2021 Financial Results Compared to Second Quarter 2020:
•Revenues were $401.7 million compared to $400.0 million.
•Net Income was $20.1 million compared to $18.2 million.
•Diluted EPS was $0.69 compared to $0.65.
Consolidated Financial Position and Liquidity:
•Cash and Cash Equivalents were $93.6 million at June 30, 2021.
•Cash provided by operating activities was a record $91.5 million for the six months ended June 30, 2021.
•Repayments of debt totaled $40.1 million for the six months ended June 30, 2021.
Heavy Civil and Specialty Services Backlog Highlights:
•Backlog at June 30, 2021 was $1.57 billion, up from $1.18 billion at December 31, 2020.
•Combined Backlog(1) at June 30, 2021 was $1.65 billion, up from $1.53 billion at December 31, 2020.
•Combined Backlog(1) margin at June 30, 2021 was a record 12.2%, up from 11.8% at December 31, 2020.
The Company Increases 2021 Full Year Net Income Guidance to $55 million - $58 million.
CEO Remarks and Outlook
“Overall, we had a strong quarter and were able to overcome significant headwinds from weather, inflation and material supply issues to exceed our expectations,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “In our Heavy Civil segment, we had a nice improvement in operating income on lower revenue as we continue to shift away from low-bid heavy highway projects to alternative delivery work. Our Specialty and Residential segments had year-over-year revenue improvements, but operating income slightly declined due to the headwinds mentioned. Even with the challenges faced in this quarter, all of our segments delivered very strong bottom-line results in comparison to our prior exceptional financial performance in the second quarter of 2020.”
“Our Specialty Services segment continues to see strong end-market growth and deliver impressive results. Our Backlog continued to grow in the quarter with key wins with our core customers. In addition, our geographic expansion enabled us to bring on new customers that are expanding their e-commerce efforts.”
“In our Residential segment, we continue to see record demand; however, our operating income in our Residential segment was down slightly year-over-year due largely to inflation and supply chain pressures. In addition to the supply chain issues, the inordinately wet weather during the quarter hampered our throughput and caused negative productivity. That said, we remain optimistic as the demand for new homes in Texas continues to outpace the rest of the U.S. Provided that the weather-related issues subside, we expect to catch up lost opportunities from the second quarter in the third quarter. Lastly, we recently expanded our geographic footprint into Phoenix, a Top Ten housing market in the U.S. Though it is early in the expansion process, we are excited about the potential this market has for our long-term growth.”

(1) Combined Backlog includes Unsigned Low-bid Awards of $75.4 million and $356.9 million at June 30, 2021 and December 31, 2020, respectively.

Mr. Cutillo continued, “Our Heavy Civil segment’s operating profit in terms of both dollars and margin was up, reflecting our continued shift away from low-bid heavy highway projects toward alternative delivery work. Alternative delivery project volumes were up this quarter as we moved out of the winter months. We expect that contributions from these projects will continue throughout the year. It is extremely satisfying to see the continued strong results of our multi-year strategy of shifting our project mix away from hard-bid heavy highway work towards alternative delivery jobs with higher margins and lower risk. These jobs allow us to leverage our experience, assets and skills to bring more value to our customers and shareholders.”
“Our balance sheet, which has been a key area of focus, continued to improve in the second quarter. We generated cash flow from operations of $91.5 million, which we deployed to pay down $40.1 million of debt and invested $22.2 million in capital expenditures. With our enhanced liquidity position during the second quarter, we were able to amend our Credit Agreement. The amendment decreased the interest rate on our loan by two percentage points and reduced our future mandatory quarterly payments from $12.5 million to $4.1 million through March 2023. Although we expect to pay more than our mandatory quarterly payments as we continue to focus on reducing our debt level, we feel that this amendment, and its unanimous approval by our syndicate, is indicative of the progress we have made in terms of profitability and cash flow generation. The amended agreement also provides us with even more financial flexibility, allowing us to continue to execute on our organic growth strategy and evaluate accretive acquisition opportunities. We continue to track acquisition opportunities that could add scale to our existing operations or add a new, margin accretive business segment adjacent to our core business. With respect to infrastructure funding, we are still optimistic that the current administration will pass a bill this year, as the FAST Act extension expires in September. As funding increases, we believe this will only enhance our positive long-term outlook.”
Mr. Cutillo concluded, “Despite inflation, supply chain pressures and weather-related challenges this quarter, our first-half performance, elevated Backlog, strong end-market fundamentals in all three of our business segments and our enhanced financial profile make us confident in our ability to continue delivering shareholder value. Accordingly, we have updated our guidance to reflect our expectation for 2021 net income attributable to Sterling common stockholders to be between $55 million to $58 million.”
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, August 3, 2021 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include land development activities (including site excavation and drainage, drilling and blasting for excavation), foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
If applicable, reconciliations of Non-GAAP financial measures to the most comparable GAAP measures will be provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: potential risks and uncertainties relating to the ongoing COVID-19 pandemic, including the duration of the COVID-19 pandemic (including new and emerging strains and variants), additional actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to address its impact, including the distribution, effectiveness and acceptance of vaccines, and the potential ongoing or further negative impact of the COVID-19 pandemic on the global economy and financial markets; our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$401,666	$400,038	$716,982	$696,726
Cost of revenues	(345,419)	(340,439)	(615,703)	(601,882)
Gross profit	56,247	59,599	101,279	94,844
General and administrative expense	(15,829)	(18,451)	(32,928)	(36,055)
Intangible asset amortization	(2,866)	(2,866)	(5,732)	(5,703)
Acquisition related costs	—	(139)	—	(612)
Other operating expense, net	(4,832)	(5,097)	(7,144)	(7,325)
Operating income	32,720	33,046	55,475	45,149
Interest income	12	24	26	123
Interest expense	(5,737)	(7,557)	(11,741)	(15,360)
Gain on extinguishment of debt, net	1,401	—	1,064	—
Income before income taxes	28,396	25,513	44,824	29,912
Income tax expense	(8,179)	(7,248)	(12,939)	(8,432)
Net income	20,217	18,265	31,885	21,480
Less: Net income attributable to noncontrolling interests	(161)	(55)	(1,274)	(155)
Net income attributable to Sterling common stockholders	$20,056	$18,210	$30,611	$21,325

Net income per share attributable to Sterling common stockholders:
Basic	$0.70	$0.65	$1.08	$0.77
Diluted	$0.69	$0.65	$1.06	$0.76

Weighted average common shares outstanding:
Basic	28,582	27,941	28,433	27,794
Diluted	29,054	27,957	28,878	27,887

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	% of Revenues	2020	% of Revenues	2021	% of Revenues	2020	% of Revenues
Revenues
Heavy Civil	$203,153	50%	$220,448	55%	$350,207	49%	$376,063	53%
Specialty Services	151,904	38%	135,703	34%	275,992	38%	240,426	35%
Residential	46,609	12%	43,887	11%	90,783	13%	80,237	12%
Total Revenues	$401,666		$400,038		$716,982		$696,726

Operating Income
Heavy Civil	$4,404	2.2%	$3,896	1.8%	$5,494	1.6%	$274	0.1%
Specialty Services	22,907	15.1%	23,246	17.1%	39,084	14.2%	34,360	14.3%
Residential	5,409	11.6%	6,043	13.8%	10,897	12.0%	11,127	13.9%
Subtotal	32,720	8.1%	33,185	8.3%	55,475	7.7%	45,761	6.6%
Acquisition related costs	—		(139)		—		(612)
Total Operating Income	$32,720	8.1%	$33,046	8.3%	$55,475	7.7%	$45,149	6.5%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$93,630	$66,185
Accounts receivable	211,529	177,424
Contract assets	86,184	84,975
Receivables from and equity in construction joint ventures	18,011	16,653
Other current assets	24,738	16,306
Total current assets	434,092	361,543
Property and equipment, net	142,015	126,668
Operating lease right-of-use assets, net	16,609	16,515
Goodwill	192,014	192,014
Other intangibles, net	239,155	244,887
Deferred tax asset, net	—	7,817
Other non-current assets, net	3,305	3,250
Total assets	$1,027,190	$952,694

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$137,934	$95,201
Contract liabilities	141,236	114,019
Current maturities of long-term debt	23,186	77,434
Current portion of long-term lease obligations	7,942	7,588
Accrued compensation	27,134	18,013
Other current liabilities	8,810	9,629
Total current liabilities	346,242	321,884
Long-term debt	303,531	291,249
Long-term lease obligations	8,783	8,958
Members’ interest subject to mandatory redemption and undistributed earnings	56,488	51,290
Deferred tax liability, net	3,956	—
Other long-term liabilities	9,420	10,584
Total liabilities	728,420	683,965
Stockholders’ equity:
Common stock	286	283
Additional paid in capital	253,467	256,423
Treasury stock, at cost	—	(1,445)
Retained earnings	47,884	17,273
Accumulated other comprehensive loss	(3,641)	(5,264)
Total Sterling stockholders’ equity	297,996	267,270
Noncontrolling interests	774	1,459
Total stockholders’ equity	298,770	268,729
Total liabilities and stockholders’ equity	$1,027,190	$952,694

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$31,885	$21,480
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,707	16,541
Amortization of debt issuance costs and non-cash interest	1,264	1,762
Gain on disposal of property and equipment	(437)	(598)
Gain on debt extinguishment, net	(1,064)	—
Deferred taxes	11,294	6,223
Stock-based compensation expense	3,850	6,196
Change in fair value of interest rate swap	(51)	272
Changes in operating assets and liabilities	28,044	451
Net cash provided by operating activities	91,492	52,327
Cash flows from investing activities:
Capital expenditures	(22,150)	(14,574)
Proceeds from sale of property and equipment	690	769
Net cash used in investing activities	(21,460)	(13,805)
Cash flows from financing activities:
Repayments of debt	(40,072)	(22,644)
Distributions to noncontrolling interest owners	(1,959)	—
Other	(602)	9,067
Net cash used in financing activities	(42,633)	(13,577)
Net change in cash, cash equivalents, and restricted cash	27,399	24,945
Cash, cash equivalents, and restricted cash at beginning of period	72,642	50,562
Cash, cash equivalents, and restricted cash at end of period	100,041	75,507
Less: restricted cash (Other current assets)	(6,411)	(4,895)
Cash and cash equivalents at end of period	$93,630	$70,612

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income attributable to Sterling common stockholders	$20,056	$18,210	$30,611	$21,325
Depreciation and amortization	8,402	8,256	16,707	16,541
Interest expense, net of interest income	5,725	7,533	11,715	15,237
Income tax expense	8,179	7,248	12,939	8,432
Gain on extinguishment of debt, net	(1,401)	—	(1,064)	—
EBITDA (1)	$40,961	$41,247	$70,908	$61,535

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.